UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2017

Analog Devices, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	1-7819	04-2348234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Board of Directors of Analog Devices, Inc. (the “Company”) held on January 17, 2017, Mark M. Little was elected to the Board of Directors for a term continuing to the Company’s next annual meeting of shareholders in March 2017 when all directors will be subject to election by shareholders.  Dr. Little will serve on the Company’s Audit Committee of the Board of Directors.  In connection with his service on the Board of Directors, Dr. Little will receive an annual cash retainer of $70,000, paid quarterly. In connection with his service on the Audit Committee of the Board of Directors, Dr. Little will also receive an annual cash retainer of $10,000, paid quarterly.

Dr. Little will automatically be granted on February 15, 2017 (or the next succeeding business day that the NASDAQ is open) equity awards under the Company’s 2006 Stock Incentive Plan as follows:

(a)	a non-qualified stock option to purchase 1,040 shares of common stock of the Company at an exercise price equal to the closing price of the common stock on the grant date, which shall vest and become exercisable with respect to the shares covered thereby on the earlier of the date of the Company’s next annual meeting of shareholders or March 9, 2017; and
(b)	195 restricted stock units, which shall vest and convert into shares of the Company’s common stock on the earlier of the date of the Company’s next annual meeting of shareholders or March 9, 2017.

Each non-employee director re-elected at the next annual meeting of shareholders will be granted a restricted stock unit award for a number of shares of common stock approved by the Board on the date of the Company’s annual meeting of shareholders.

Director equity awards vest in full upon the occurrence of a Change in Control Event (as defined in the Company’s 2006 Stock Incentive Plan) or the director’s death. If the director ceases to serve as a director by reason of his or her disability, as determined by the Board, each RSU will vest in full.

In addition, Dr. Little will become party with the Company to the Company's form of Indemnification Agreement for Directors and Officers, filed as Exhibit 10.30 to the Company's Annual Report on Form 10-K for the fiscal year ended November 1, 2008.

On January 17, 2017, the Company also announced that Richard M. Beyer and John C. Hodgson will retire from the Board of Directors of the Company, effective at the Company’s 2017 Annual Meeting of Shareholders and that the Board of Directors intends to appoint Robert Swanson, Executive Chairman of Linear Technology Corporation, to the Board at the later of the completion of the Company’s proposed acquisition of Linear Technology Corporation or the Board of Directors meeting following the Company’s 2017 Annual Meeting of Shareholders, currently anticipated to be held on March 8, 2017.

A press release announcing these matters is filed as Exhibit 99.1 to this Current Report, and is incorporated herein by reference.

Forward-Looking Statements

     The information contained herein contains forward-looking statements, which address a variety of subjects including the anticipated composition of the Board of Directors of the Company. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability to satisfy the conditions to closing of the proposed transaction, on the expected timing or at all; the ability to obtain required regulatory approvals for the proposed transaction, on the expected timing or at all, including the potential for regulatory authorities to require divestitures in connection with the proposed transaction; the occurrence of any event that could give rise to the termination of the merger agreement; the risk of stockholder litigation relating to the proposed transaction, including resulting expense or delay; higher than expected or unexpected costs associated with or relating to the transaction; the risk that expected benefits, synergies and growth prospects of the transaction may not be achieved in a timely manner, or at all; the risk that Linear Technology Corporation’s business may not be successfully integrated with the Company’s following the closing; the risk that the Company and Linear Technology Corporation will be unable to retain and hire key personnel; and the risk that disruption from the transaction may adversely affect Linear Technology Corporation’s or the Company’s business and relationships with their customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the Securities and Exchange Commission ("SEC"), including the risk factors contained in the Company’s most recent Annual Report on Form 10-K. Forward-looking statements represent management's current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated January 18, 2017

  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2017	ANALOG DEVICES, INC.

	By:	/s/ Margaret K. Seif
Margaret K. Seif
Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 18, 2017